EXHIBIT 99.1

Press Release Dated January 6, 2004


       PARK CITY GROUP ENDS SECOND QUARTER BY ACHIEVING ITS FINANCIAL PLAN

    Mrs. Fields Cookies Co-Founder Randall K. Fields Optimistic About Meeting
                          and Exceeding Quarterly Plan


PARK CITY, UTAH - January 06, 2004 - Park City Group, Inc. (OTCBB: PKCY) announced that through the efforts of tight cost controls and a number of significant sales opportunities, it will meet and likely exceed the financial plan for Q2 of FY2004. "Because of our newly initiated world-wide investor relations efforts, we have been very focused on improving our revenue predictability and reaching out to retail segments that will give us a much greater market for our products," states Randy Fields, CEO and President of Park City Group, Inc.

"We have recently completed a number of very successful trips to the United Kingdom to solidify our commitment to the customers who are already using our products as well as introducing our newest solution suite, Fresh Market Manager (software delivers costs controls and demand forecasting for perishable products in grocery and other food service businesses) to this international market. Initial responses to our efforts have been excellent," continues Fields. "Our solutions were well received based on early responses to our presentations. Our products are of significant interest to the international market as they too are feeling the pressures of Wal-Mart and its affiliates for profitability and cost control management."

The efforts to re-establish relationships with international customers, together with a number of anticipated domestic licensing opportunities, provide the basis for encouraging results for the remainder of FY 2004. Working through the plan for the next two quarters, Fields can identify named prospects that are already well along in the sales cycle. By having these prospects already identified by name, he believes there is a higher likelihood of achieving the financial objectives for these quarters and ultimately for FY2004. "It is an achievement worth noting," explains Fields. "Having these named prospects that are already in progress may allow us to more accurately predict and anticipate the period when the revenues will be booked."

About Park City Group, Inc.

Park City Group is a leading provider of software and services for business productivity. The software was developed initially for the Mrs. Fields Cookies business, Randall K. Fields, who Co- Founded Mrs. Fields Cookies is CEO of Park City Group. Park City Group has such marquee customers like, The Home Depot, The Limited, Williams-Sonoma, Boots the Chemist and many more. The company uniquely leverages its expertise in retail operations management and state-of-the-art, patented technologies to simplify the planning and execution of complex processes; deliver timely, relevant and "action-able" information; and improve its customers' profitability by putting the "best manager" in every store. For additional information, please contact Park City Group at 800.835.8824, e-mail:info@parkcitygroup.com, or visit the corporate website at www.parkcitygroup.com.


Statements in this press release that relate to Park City Group's future plans, objectives, expectations, performance, events and the like are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the Securities Exchange Act of 1934. Future events, risks and uncertainties, individually or in the aggregate, could cause actual results to differ materially from those expressed or implied in these statements. Those factors could include changes in worldwide and U.S. economic conditions that materially impact consumer spending and consumer debt, changes in demand for the Company's products and services, risks associated with the integration of acquisitions and other investments, and other factors discussed in the "forward-looking information" section and the "risk factor" section of the management's discussion and analysis included in the Company's annual report on Form 10-K for the year ended June 30, 2003 filed with the Securities and Exchange Commission. Park City Group uses the paid services of investor relations organizations to promote the Company to the investment community. Park City Group does not intend to update these forward-looking statements prior to announcement of quarterly or annual results.